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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-82869), Form S-4 (No. 333-30068), and Forms S-8 (Nos. 333-30401, 333-70267, 333-31278, 333-45474, and 333-60644) of Perot
Systems Corporation and Subsidiaries of our report dated February 28, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" on Form 10-K.


                                                /s/ PricewaterhouseCoopers LLP


Dallas, Texas
March 12, 2003